EXHIBIT 11

COMPUTATION OF BASIC AND DILUTED

EARNINGS PER SHARE

(UNAUDITED)

	For the Three Months Ended
	June 30, 2013	June 30, 2012
Number of shares on which basic earnings per share is calculated:
Weighted-average shares outstanding during period	1,100,895,416	1,149,039,441
Add — Incremental shares under stock-based compensation plans	6,812,301	10,888,916
Add — Incremental shares associated with contingently issuable shares	1,721,200	1,946,385
Number of shares on which diluted earnings per share is calculated	1,109,428,918	1,161,874,743

Net income on which basic earnings per share is calculated (millions)	$3,226	$3,881

Less — net income applicable to contingently issuable shares (millions)	1	1

Net income on which diluted earnings per share is calculated (millions)	$3,225	$3,881

Earnings per share of common stock:

Assuming dilution	$2.91	$3.34

Basic	$2.93	$3.38

There were no stock options outstanding as of June 30, 2013 and 2012 that were considered antidilutive and not included in the earnings per share assuming dilution calculation.

84

COMPUTATION OF BASIC AND DILUTED

EARNINGS PER SHARE

(UNAUDITED)

	For the Six Months Ended
	June 30, 2013	June 30, 2012
Number of shares on which basic earnings per share is calculated:
Weighted-average shares outstanding during period	1,107,284,900	1,154,065,962
Add — Incremental shares under stock compensation plans	7,842,407	12,211,361
Add — Incremental shares associated with contingently issuable shares	1,584,738	1,782,030
Number of shares on which diluted earnings per share is calculated	1,116,712,046	1,168,059,353

Net income on which basic earnings per share is calculated (millions)	$6,258	$6,948

Less — net income applicable to contingently issuable shares (millions)	1	1

Net income on which diluted earnings per share is calculated (millions)	$6,257	$6,947

Earnings per share of common stock:

Assuming dilution	$5.60	$5.95

Basic	$5.65	$6.02

There were no stock options outstanding as of June 30, 2013 and 2012 that were considered antidilutive and not included in the earnings per share assuming dilution calculation.

85